Exhibit10h(vi)

AGREEMENT

Agreement made this 26th day of June, 1984 by and between KAMAN CORPORATION, a Connecticut corporation having its principal office in Bloomfield, Connecticut (the “Corporation”), and John A. DiBiaggio, a director of the Corporation (the “Director”)

WHEREAS, the Director is and will be rendering valuable services to the Corporation as a member of its Board of Directors;

WHEREAS, the Corporation and the Director wish to enter into an arrangement for the deferred payment of compensation which the Director may earn in his capacity as a Director.

NOW THEREFORE, the Corporation and the Director do hereby agree as follows:

1. The Corporation agrees to establish a Deferred Compensation Account (the “Deferred Account”) on its books, on behalf of the Director, to be credited with such compensation as shall be deferred along with interest thereon, as provided below.

2. On or before December 31 of any year the Director may elect to defer current receipt of all, or a specified portion of, his compensation for services as a director for succeeding periods. Such election (the “election”) will remain in effect until the Director ceases to be a Director, until the Director amends the election, or until the Director terminates the election.

3. The election and any amendment or termination of the election, shall be made by the Director completing and executing a form titled “Notice of Election to Defer Director’s Compensation” (the “Notice”), a copy of which form is attached hereto as Exhibit “A”.

4. The Corporation agrees annually to credit the Director’s Deferred Account with additional compensation, as if interest was earned thereon, at the rate determined each December by the Compensation Committee of the Board of’ Directors, compounded annually on the balance in the Deferred Account as of December 31 each year.

5. By completing and delivering the Notice, the Director shall irrevocably select the method pursuant to which amounts credited to his Deferred Account shall be distributed to him. Any amended Notice will apply only to amounts credited to the Deferred Account for succeeding periods following the election. He may choose to have such amounts paid in a lump sum or in approximately equal quarterly installments over a period of not to exceed ten (10) years.

Any lump sum payment hereunder shall be made on the first business day of the month selected by the Director pursuant to the election, and installment payments hereunder shall commence on the first business day of the month selected by the Director pursuant to the election. Notwithstanding the Director’s selection of the method of distribution, amounts payable under the plan shall be distributed in a lump sum to his beneficiary designated in his Notice, or in the event no living beneficiary shall he so designated to his estate within thirty (30) days following his death.

6. At its option, the Corporation may elect to fund amounts credited to the Deferred Account on behalf of the Director but title to such Account; and any assets contained therein, shall at all times remain in the Corporation, and the Director or his beneficiaries shall not have any property interest whatsoever in any specific assets which may be contained in his Account.

7. Notwithstanding any other provisions of this Agreement to the contrary, for serious financial reasons, the Director or Director’s legal representative, if the Director is not competent to manage his affairs, may apply to the Corporation for acceleration of the payment of funds credited to the Director’s Deferred Account under this Agreement. If such application is approved by the Corporation, the acceleration of payment will be effective at the later of the dates specified in the Director’s application or the date of approval by the Corporation. Whenever an application for acceleration of payment is honored, the Corporation shall pay the Director a portion, including all, of the amount equal to the then current value of his Deferred Account. Any payment no made shall be in partial or complete discharge, as the case may be, of the liabilities of the Corporation under this Agreement. Serious financial reasons shall include bankruptcy or impending bankruptcy, unexpected and unreimbursed major expense resulting from illness to person or accident to person or property and other types of unexpected and unreimbursed expenses of a major or emergency nature where acceleration of payment of funds allocated to the Director’s account would be necessary to prevent great hardship to the Director.

8. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Director, his designated beneficiary, or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be apart or the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

9. The right of the Director or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

10. If the Corporation shall find that the Director is unable to care for his affairs because of illness or accident, any payment due (unless a prior claim thereof shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, any child of the Director or to any person deemed by the Corporation, acting jointly, to have incurred expense for the director in such manner and proportions as the Corporation may determine. Any such payment shall be in partial or complete discharge, as the case may be, of the liabilities of the Corporation under this Agreement.

11. Nothing contained herein shall be construed as conferring upon the Director the right to continue in the service of the Corporation as a director or in any other capacity.

12. The Corporation shall have full power and authority to interpret, construe and administer this Agreement and the Corporation’s interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purpose. The Corporation shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to its own willful misconduct.

13. Nothing contained in this Agreement shall affect the right of the Director to participate in any pension, profit sharing or other retirement plan or in any supplemental compensation agreement which constitutes a part of the Corporation’s regular compensation structure for directors now or hereafter instituted, continued or maintained by the Corporation. Nothing contained herein shall limit the, right of the Board of Directors to determine from time to time the compensation, if any, of its directors; and credits to the Deferred Account hereunder shall be made only if and to the extent that compen-sation is established by the Board of Directors for such service.

14. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Director and his heirs, executors, administrators, and legal representatives.

15. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

16. The Notice, and any other communications hereunder, shall be deemed effective when delivered in writing to:

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its Senior Vice President and the Director has hereunto set his hand and seal as of the date first above written.

KAMAN CORPORATION

/s/ Ruth Carenzo	By:	/s/ Harvey S. Levenson
Harvey S. Levenson
Its Senior Vice President
Duly Authorized

/s/ Carol Flynn		/s/ John A. DiBiaggio (L.S.)
John A. DiBiaggio
Director

EXHIBIT “A”

NOTICE OF ELECTION TO DEFER DIRECTOR’S COMPENSATION

Date: _________________

To:  Kaman Corporation
P.O. Box 1
Bloomfield, Connecticut 06002

Attention: Mr. Harvey S. Levenson
Senior Vice President

Pursuant to the Agreement between the undersigned, and Kaman Corporation, dated ____________, the undersigned hereby elects:

1. To defer compensation for services as a director as follows:

a) Amount of compensation to be deferred:

All _____ or the following portion:

b) Commencement date for deferrals:

2. To have sums credited to his Deferred Compensation Account paid as follows: (Refer to Paragraph 5 of the Agreement for permissible methods of payment:

3.  In the event of his death, the undersigned designates the following beneficiary (list name, address. and relationship):

4. This is a new ____ amended ____ election.

Witness

(L.S.)
Director

FIRST AMENDMENT
TO
AGREEMENT

WHEREAS, Kaman Corporation, a Connecticut corporation having its principal office in Bloomfield, Connecticut (the “Corporation”) and John A. DiBiaggio, a director of the Corporation (the “Director”), entered into an Agreement dated June 26, 1984 (the “Agreement”); and

WHEREAS, the Director and the Corporation desire to amend the Agreement in certain respects:

NOW THEREFORE, the Corporation and the Director hereby agree as follows:

1. Section 5 of the Agreement is deleted in its entirety and is replaced with the following:

“5. By completing and delivering the Notice, the Director shall irrevocably select the method pursuant to which amounts credited to his Deferred Account shall be distributed to him. Any amended Notice will apply only to amounts credited to the Deferred Account for succeeding periods following the election. He may choose to have such amounts paid in a lump sun or in approximately equal quarterly installments over a period of not to exceed ten (10) years.

Any lump sun payment hereunder shall be made on the first business day of the month selected by the Director pursuant to the election, and installment payments hereunder shall commence on the first business day of the month selected by the Director pursuant to the election, provided that, if the Director continues his service as a Director subsequent to January 1, 1993, no distribution shall be payable to him until he ceases to be a director. Notwithstanding the Director’s selection of the method of distribution, amounts payable under the plan shall be distributed in a lump sum to his beneficiary designated in his Notice, or in the event no living beneficiary shall be so designated to his estate, within thirty (30) days following his death.”

2. As modified herein, the Agreement ruins in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its President and the Director has hereunto set his hand and seal this 3rd day of July, 1991.

KAMAN CORPORATION

/s/ Candace A. Clark	By:	/s/ Harvey S. Levenson
Harvey S. Levenson
Its Senior Vice President
Duly Authorized

/s/ Carol Flynn		/s/ John A. DiBiaggio (L.S.)
John A. DiBiaggio
Director